Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Mobile-health Network Solutions

We hereby consent to the incorporation by reference in this Registration Statement on Form F-1/A, of our report dated October 27, 2023, except Note 14 and 15 on March 6, 2024, relating to the consolidated financial statements of Mobile-health Network Solutions, which is included in this Registration Statement on the Form F-1/A.

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

Rowland Heights, California

March 6, 2024

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